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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-39096 on Form S-3, Amendment No. 2 to Registration Statement Nos. 333-110241 and 333-110234 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 333-109902 on Form S-3, Registration Statement Nos. 333-39526, 333-56557, 333-73003 and 333-70514 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-35005 on Form S-8 of Primus Telecommunications Group, Incorporated and subsidiaries, of our report dated March 12, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in this Annual Report on Form 10-K of Primus Telecommunications Group, Incorporated and subsidiaries for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

McLean, Virginia
March 12, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT